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                                                                   EXHIBIT 10.35


                         BRIDGE LOAN FINANCING AGREEMENT

         THIS BRIDGE LOAN FINANCING AGREEMENT ("Financing Agreement") is dated as of July 20, 1999, by and between FINANCIAL INTRANET, INC., a Nevada corporation, with headquarters located at 410 Saw Mill River Road, Suite B220, Ardsley, New York 10502 (the "Company"), and GARTH LLC, having an office at ______________________________________ (the "Investor").


                               W I T N E S S E T H

         WHEREAS, the Company wishes to induce the Investor to loan to the Company, and the Investor is willing to loan to the Company, subject to the terms and conditions set forth herein, Five Hundred Thousand ($500,000) Dollars.

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Loan. Subject to the terms and conditions set forth herein, the Investor shall on or before ___________, 1999 loan to the Company Five Hundred Thousand ($500,000) Dollars (the "Loan") with a Maturity Date of October ____, 1999 by delivery of such amount to the Company or as directed by the Company on such date in same day U.S. funds by wire transfer to an account designated by the Company.

         2. Note. The terms of the Loan shall be set forth in and evidenced by a Promissory

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Note in substantially the form attached hereto as Exhibit A in the principal amount of Five Hundred Thousand ($500,000) Dollars, payable to the order of the Investor (the "Note").

         3. Mutual Deliveries.

                  (a) Upon the delivery by the Investor of the loan proceeds as provided in Section 1 above, the Company shall deliver to the Investor the Note.

                  (b) The Company shall also deliver, or cause to be delivered, the original or execution copies of the following instruments and agreements duly executed by all parties thereto other than the Investor (together with the Note - the "Related Agreements"):

     (i) the Financial IntraNet Common Stock Purchase Warrants for 200,000 shares in the form attached hereto as Exhibit B (the "Warrants"); and

     (ii) the Registration Rights Agreement in the form annexed hereto as Exhibit C (the "Registration Rights Agreement"); and

     (iii) the Pledge and Security Agreement of Barry Stein, Michael Sheppard and Maura Marx in the form annexed hereto as Exhibit D (the "Pledge and Security Agreement"); (iv) The opinion of McLaughlin & Stein in the form annexed hereto as

Exhibit E.

         4. Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

                  (a) The Company has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Financing Agreement and the

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Related Agreements and the consummation by the Company of the transactions contemplated



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hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) The execution, delivery and performance by the Company of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company taken as a whole.

                  (c) The Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

                  (d) Except as set forth in Form SB-2 filed on February 25, 1999, there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or the Related Agreements or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

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                  (e) No consent or approval of, or exemption by, or filing
with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

                  (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all corporate power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material adverse effect on the Company.

                  (g) The execution, delivery and performance of this Agreement by the Company and the Related Agreements to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Company's articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under,

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any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

                  (h) There has been no material change in the capitalization, assets, or liabilities of the Company since the issuance of the financial statements delivered to Investor. The Investor acknowledges that the Company has incurred losses from operations since the date as of which such financial statements speak.

         5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

                  (a) The Investor has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Investor of this Financial Agreement and the Related Agreements and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Investor. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

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                  (b) The execution, delivery and performance by the Investor of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

                  (c) There is no pending, or to the knowledge of the Investor, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or the Related Agreements.

                  (d) No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

                  (e) The Investor has prior substantial investment experience, including investment in non-listed and non-registered securities and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Investor in connection with this investment and to evaluate the merits and risks of this investment.

                  (f) The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor or its affiliates may enter into any short sale of other hedging or similar arrangement it deems appropriate with respect to the Converted Shares after the pledge shares are released from escrow commencing on the day the

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Investor delivers a Notice of Conversion (as contemplated by Section ___ hereof)
with respect to such Converted Shares, so long as such arrangements do not involve more than the number of such Converted Shares (determined as of the date of such Conversion Notice).

         6. Covenants of the Company. The Company covenants and agrees that, so long as the Note shall be outstanding, except as otherwise required under the Related Agreements, the Company shall:

                  (a) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

                  (b) Pay, or cause to be paid, all material debts and perform, or cause to be performed, all material obligations promptly and in accordance with the respective terms thereof.

                  (c) Implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

                  (d)      Provide to the Investor the following:
     (i) as soon as available after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as at the end of that fiscal year and the related

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statement of earnings, stockholders' equity and changes in financial position of the Company for such fiscal year, in accordance with GAAP and audited by independent certified public accountants of recognized standing; and

     (ii) as soon as available, an unaudited consolidated balance sheet of the Company as of the end of that quarter, and the related unaudited statement of earnings of the Company for the period from the beginning of that fiscal year to the end of that quarter, certified by the principal financial officer of the Company as having been prepared in accordance with GAAP, subject to normal year-end adjustments.

                  (e) Do, or cause to be done, all things that may be necessary to (i) maintain its due organization, valid existence and good standing under the laws of its state of incorporation; (ii) preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect; (iii) maintain its power or authority to carry on its business as now conducted; and
(iv) use its best efforts to keep available the services of its key present employees and agents and maintain its current relations with suppliers, customers, distributors and joint venture partners (subject to the business judgment of executive management).

                  (f) At all times maintain, preserve, protect and keep material property used and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and from time to time make all needful and proper repairs, renewals, replacements, betterment and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

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                  (g) Keep adequately insured all property of a character
usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

                  (h) At all reasonable times upon the Investor's request and upon advance notice to the Company and for good reason, permit representatives designated by the Investor to have access to the books and records relating to the operations and procedures of the Company (subject to execution of confidentiality undertakings).

                  (i) Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other person or entity for the purpose of paying or discharging t he obligations of such person or entity unless such guarantees relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $100,000.

                  (j) Not declare or pay any cash dividends or authorize or make any other distribution on any class of equity securities of the Company.

         7. Assignment. This Financing Agreement and the Related Agreements may be assigned by the Investor to transferees or assignees of the Note provided the Company is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee, and such assignee agrees in writing to be bound by the terms hereof and provided further that, if the Note is only assigned or transferred in part, then such assignment shall only be made in part on an appropriate proportionate basis. If there is a conflict between this provision and any provision of the Related Agreements, this provision shall govern.

     As a condition to any such assignment, the assignee shall warrant, represent and

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acknowledge to the Company and to the Investor that: (i) such assignee has adequate means of providing for its current needs and possible contingencies, and anticipates no need now or in the foreseeable future to sell its shares of Common Stock, (ii) such assignee has had an opportunity to ask questions of and receive answers from the Company concerning its investment as evidenced by the loan and Warrant (hereinafter referred to as the "Investment") in the Company, and all such questions have been answered to its full satisfaction, (iii) such assignee intends to hold the Warrant, and any shares of the Common Stock issued upon the exercise of the Warrant, of the Company for its own account for investment, and not with a view toward any resale or other distribution of such Common Stock, (iv) the Investment in the Company involves a high degree of risk, no tax advantages will result from the Investment in the Company, and such assignee must be able to bear the economic risk of complete loss of the Investment in the Company, (v) such assignee has received no representations and warranties from Company other than those otherwise set forth herein, and (vi) such assignee has the knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the Investment, provided, however, if such assignee does not have such knowledge and experience, such assignee has consulted with an attorney, accountant or other financial consultant or advisor, as its Purchaser Representative, and such person is capable of evaluating the risk of the Investment and of so advising such assignee thereof.

         8. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by

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fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:      FINANCIAL INTRANET
              410 Saw Mill River Road
              Suite B220
              Ardsley, New York 10502
              ATTN:  Secretary
              Fax No. (914) 693-5359

              with a copy to:

              Steven W. Schuster, Esq.
              McLaughlin & Stern, LLP
              260 Madison Avenue
              New York, New York 10016
              Fax No. (212) 448-0066

PURCHASER:    At the address set forth on the signature page of this Agreement.

ESCROW AGENT: Krieger & Prager, Esqs.
              319 Fifth Avenue
              New York, New York 10016
              Fax No. (212) 213-2077

         9. Warrants. The Warrants shall be for a term of five (5) years with an exercise price of $0.50 per share with cashless exercise and piggyback registration rights. The parties agree that the Warrants and all rights thereunder shall be exercisable only in the event the Note is paid in full in cash on or prior to the Maturity Date.

         10. Severability. If a court of competent jurisdiction determines that any provision of

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this Financing Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Financing Agreement. If any such invalidity, unenforceability or illegality of a provision of this Financing Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Financing Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Financing Agreement generally.

         11. Execution in Counterparts. This Financing Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Financing Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have executed this Bridge Loan
Financing Agreement as of the date first written above.

                                             FINANCIAL INTRANET, INC.

                                             By: /s/ Michael Sheppard
                                                 ----------------------
                                                 Name: Michael Sheppard
                                                 Title: President


                                             GARTH LLC

                                             By: /s/ Sabrina Hew
                                                 ----------------------
                                                 Name: Sabrina Hew
                                                 Title:


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